EXHIBIT 99.1

InfoSpace Board Renews Authorization of Stock Repurchase Program of Up to $100 Million

BELLEVUE, Wash. (May 30, 2006) – InfoSpace, Inc. (NASDAQ: INSP) today announced that its Board of Directors has authorized a repurchase of up to $100 million of the Company’s outstanding shares of common stock over the next twelve months. This is in addition to the approximately $70 million or 2.6 million shares purchased under the previous program.

“We believe that at current levels, InfoSpace’s stock price remains undervalued and does not reflect the strength of the business or our ability to generate long-term value for our shareholders,” said Jim Voelker, chairman and chief executive officer of InfoSpace, Inc. “Our strong cash position and operating cash-flow provide us with the flexibility to repurchase shares while continuing to invest in our future.”

Subject to applicable securities laws, the shares may be repurchased from time to time in the open market or in privately negotiated transactions. Such purchases will be at times and in amounts as the Company deems appropriate, based on factors such as market conditions, legal requirements and other corporate considerations. The Company’s Board of Directors has also authorized that purchases may be made under Rule 10b5-1 of the Securities Exchange Act of 1934. A Rule 10b5-1 plan allows InfoSpace to repurchase its shares during periods when the Company would normally not be active in the market due to its own internal trading blackout periods.

Cash, cash equivalents, and marketable investments at March 31, 2006 totaled approximately $395.6 million, and the Company had no debt obligations. Additionally, InfoSpace had approximately 31.2 million shares of common stock outstanding as of March 31, 2006.

About InfoSpace, Inc.

InfoSpace, Inc. (NASDAQ: INSP) drives mobile media innovation. With one of the world’s largest mobile content libraries, InfoSpace makes it easy for consumers to discover, personalize and enjoy their on-the-go experiences. The company uses its superior discovery, merchandising and technology capabilities to help facilitate the delivery of original and licensed content across hundreds of mobile devices and through multiple channels. InfoSpace also mobilizes brands and creates programming and revenue opportunities for mobile operators. The company’s products and services have extensive reach in North America and Europe through carriers such as Cingular Wireless, Sprint Nextel, T-Mobile, Verizon Wireless, and Virgin Mobile; in partnership with world-class brands such as Cablevision and Fox News; and through online Web sites such as Dogpile (Dogpile.com), which showcase the company’s leading metasearch technology and key advertising partnerships with companies like Google, Yahoo!, Verizon SuperPages and Yellowpages.com.

This release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward looking. Forward-looking statements include, without limitation, statements regarding the repurchase of InfoSpace stock, stock price, future growth and projected financial performance. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect InfoSpace’s actual results include general economic, industry and market sector conditions, the progress and costs of the development of our products and services, the timing and extent of market acceptance of those products and services, our dependence on companies to distribute our products and services, the ability to successfully integrate acquired businesses and the successful execution of the Company’s strategic initiatives. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in InfoSpace’s most recent Annual Report on Form 10-K and quarterly reports on form 10-Q as filed from time to time, in the section entitled “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. InfoSpace undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

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Source: InfoSpace, Inc.

Contacts:

Media:

Jeff Hasen, InfoSpace

425.201.8618

jeff.hasen@infospace.com

Investors:

Stacy Ybarra, InfoSpace

425.709.8127

stacy.ybarra@infospace.com